Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the use in this Registration Statement on Form F-1 of our report dated July 31, 2024, except for the Note 20, as to which the date is December 13, 2024 relating to the financial statements of Eshallgo Inc appearing in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum Asia CPAs LLP

New York, New York

June 8, 2026

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